Exhibit 99.1

FOR IMMEDIATE RELEASE

Select Comfort Announces Third Quarter 2014 Results

•	Net sales increased 23% to a record $323 million, including a 16% company-controlled comparable sales increase

•	EPS increased 22% to $0.44

•	Share repurchase authorization increased to $250 million

•	Full-year 2014 outlook raised to $1.12 per share

MINNEAPOLIS - (Oct. 22, 2014) - Select Comfort Corporation (NASDAQ: SCSS) today reported third-quarter 2014 results for the period ended Sept. 27, 2014. Demand for Sleep Number products drove traffic and 16% comparable sales growth. Earnings per share grew double-digits in line with net sales growth.

“Third-quarter results reflect the strength of our consumer-focused innovation strategy and the progress we are making with our growth initiatives,” said Shelly Ibach, president and CEO of Select Comfort. “Connectivity through technology, like SleepIQ, is playing an increasingly important role in the consumer lifestyle brand we are building.”
Third-quarter Statement of Operations Overview

•
Net sales increased 23% to $323 million, compared to $264 million in the third quarter of 2013. Comparable sales increased 16% and new stores added 8 points of growth for the quarter. Sales benefited from 13% growth in average revenue per unit (ARU) and 10% growth in units.

•
Gross profit dollars increased 19% to $199 million; gross margin of 61.4% compared to 63.1% last year, reflected a higher mix of our new FlexFit™ adjustable base series and higher logistics costs to meet the increased demand.

•
Operating expenses totaled $163 million, or 50.5% of net sales, compared to $136 million, or 51.5% of net sales, for the same period last year, including planned spending to support growth initiatives.

•	Operating income totaled $35 million, up 15% compared to $31 million in the prior year.

•	Earnings per diluted share were $0.44, a 22% increase over the prior year.

Cash Flow and Balance Sheet Review

•	Cash flows from operating activities were $136 million for the first nine months of the year, compared with $90 million for the same period last year.

•	Capital expenditures for the first nine months of 2014 were $58 million, consistent with last year.

•	During the third quarter, the company repurchased 0.5 million shares of its common stock at a total cost of $10 million. Year-to-date share repurchases totaled $30 million.

•	At quarter end, the company had deferred $5 million of revenue and $3 million of expenses associated with its SleepIQ product, which will be recognized over the product’s estimated five-year life.

•
As of the end of the quarter, the company had cash, cash equivalents and marketable debt securities, less customer prepayments, of $148 million. The third quarter is a seasonal high point for cash and marketable debt securities.

Share Repurchase Authorization
The company also announced an increase in the outstanding share repurchase authorization to $250 million effective at the end of the fiscal third quarter. “We are committed to delivering superior shareholder returns through execution of our strategy combined with increased share repurchases,” said Ibach. “We intend to increase share repurchase activity by as much as 50 percent beginning in the fourth quarter.” Over the past ten quarters, the company has returned $100 million to shareholders through the repurchase of shares, representing nearly 100 percent of free cash flow during that period.
Financial Outlook
The company is increasing its outlook for full-year 2014 earnings per diluted share to $1.12, compared with its prior outlook of $1.07. The company expects to end the year with 463 stores, an increase of 23 net stores from the prior year-end. It expects full-year 2014 capital expenditures of approximately $80 million, including $30 million related to the ERP platform implementation expected to be operational in late 2015.

Select Comfort Announces Third-quarter 2014 Results – Page 2 of 9

Conference Call Information
Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT) today. To listen to the call, please dial (800) 593-9959 (international participants dial (517) 308-9340) and reference the passcode “Sleep.” To access the webcast, please visit the investor relations area of the Sleep Number website at http://www.sleepnumber.com/eng/aboutus/InvestorRelations.cfm. The webcast replay will remain available for approximately 60 days.

About Select Comfort Corporation
SLEEP NUMBER, a sleep innovation leader, delivers unparalleled sleep experiences by offering high-quality, innovative sleep products and services. The company is the exclusive designer, manufacturer, marketer, retailer and servicer of a complete line of Sleep Number® beds. Only the Sleep Number bed offers SleepIQ® technology - proprietary sensor technology that works directly with the bed’s DualAir™ feature to track and monitor each individual’s sleep. SleepIQ technology communicates how you slept and what adjustments you can make to optimize your sleep and improve your daily life. Sleep Number also offers a full line of exclusive sleep products including FlextFit™ adjustable bases and Sleep Number® pillows, sheets and other bedding products. Consumers also benefit from a unique, value-added retail experience at one of the more than 460 Sleep Number® stores across the country, online at SleepNumber.com, or via phone at (800) Sleep Number or (800) 753-3768.

Forward-looking Statements
Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as general and industry economic trends; consumer confidence; the effectiveness of the company’s marketing messages; the efficiency of its advertising and promotional efforts; consumer acceptance of its products, product quality, innovation and brand image; availability of attractive and cost-effective consumer credit options; execution of the company’s retail store distribution strategy; the company’s dependence on significant suppliers, and its ability to maintain relationships with key suppliers, including several sole-source suppliers; the vulnerability of key suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs and other inflationary pressures; industry competition; the company’s ability to continue to improve its product line; warranty expenses; risks of pending and potentially unforeseen litigation; increasing government regulations, which have added or will add cost pressures and process changes to ensure compliance; the adequacy of the company’s management information systems to meet the evolving needs of its business and to protect sensitive data from potential cyber threats; the costs, distractions and potential disruptions to the company’s business that may result from the implementation of upgrades and improvements to the company’s management information systems; the company’s ability to attract and retain senior leadership and other key employees, including qualified sales professionals; and uncertainties arising from global events, such as terrorist attacks or a pandemic outbreak, or the threat of such events. Additional information concerning these and other risks and uncertainties is contained in the company’s filings with the Securities and Exchange Commission (SEC), including the Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.

# # #

Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@selectcomfort.com
Media Contact: Becky Dvorak; (763) 551-6862; publicrelations@selectcomfort.com

Select Comfort Announces Third-quarter 2014 Results – Page 3 of 9

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Three Months Ended
	September 27, 2014	% of Net Sales	September 28, 2013	% of Net Sales

Net sales	$323,366	100.0%	$263,689	100.0%
Cost of sales	124,782	38.6%	97,269	36.9%
Gross profit	198,584	61.4%	166,420	63.1%

Operating expenses:
Sales and marketing	137,863	42.6%	118,307	44.9%
General and administrative	23,022	7.1%	15,055	5.7%
Research and development	2,353	0.7%	2,359	0.9%
Total operating expenses	163,238	50.5%	135,721	51.5%
Operating income	35,346	10.9%	30,699	11.6%
Other income, net	96	0.0%	74	0.0%
Income before income taxes	35,442	11.0%	30,773	11.7%
Income tax expense	11,888	3.7%	10,514	4.0%
Net income	$23,554	7.3%	$20,259	7.7%

Net income per share – basic	$0.44		$0.37

Net income per share – diluted	$0.44		$0.36

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	53,271		54,854
Effect of dilutive securities:
Options	383		531
Restricted shares	317		363
Diluted weighted-average shares outstanding	53,971		55,748

Select Comfort Announces Third-quarter 2014 Results – Page 4 of 9

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Nine Months Ended
	September 27, 2014	% of Net Sales	September 28, 2013	% of Net Sales

Net sales	$834,541	100.0%	$729,317	100.0%
Cost of sales	322,177	38.6%	268,083	36.8%
Gross profit	512,364	61.4%	461,234	63.2%

Operating expenses:
Sales and marketing	369,597	44.3%	326,477	44.8%
General and administrative	63,183	7.6%	46,249	6.3%
Research and development	5,725	0.7%	7,475	1.0%
Total operating expenses	438,505	52.5%	380,201	52.1%
Operating income	73,859	8.9%	81,033	11.1%
Other income, net	276	0.0%	243	0.0%
Income before income taxes	74,135	8.9%	81,276	11.1%
Income tax expense	25,108	3.0%	27,620	3.8%
Net income	$49,027	5.9%	$53,656	7.4%

Net income per share – basic	$0.91		$0.98

Net income per share – diluted	$0.90		$0.96

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	53,677		54,992
Effect of dilutive securities:
Options	368		589
Restricted shares	313		409
Diluted weighted-average shares outstanding	54,358		55,990

Select Comfort Announces Third-quarter 2014 Results – Page 5 of 9

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except per share amounts)
subject to reclassification

	(unaudited) September 27, 2014	December 28, 2013
Assets
Current assets:
Cash and cash equivalents	$78,426	$58,223
Marketable debt securities – current	55,317	52,159
Accounts receivable, net of allowance for doubtful accounts of $641 and $425, respectively	29,154	14,979
Inventories	48,704	40,152
Prepaid expenses	9,250	9,216
Deferred income taxes	6,939	6,936
Other current assets	10,254	7,874
Total current assets	238,044	189,539

Non-current assets:
Marketable debt securities – non-current	43,376	34,632
Property and equipment, net	159,475	129,542
Goodwill and intangible assets, net	16,194	16,823
Deferred income taxes	9,249	4,943
Other assets	8,513	6,286
Total assets	$474,851	$381,765

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$85,597	$73,391
Customer prepayments	29,239	15,392
Accrued sales returns	14,406	9,433
Compensation and benefits	29,023	15,242
Taxes and withholding	26,540	12,517
Other current liabilities	15,579	11,207
Total current liabilities	200,384	137,182

Non-current liabilities:
Warranty liabilities	2,253	1,567
Other long-term liabilities	23,182	17,796
Total non-current liabilities	25,435	19,363
Total liabilities	225,819	156,545

Shareholders’ equity:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 53,289 and 54,901 shares issued and outstanding, respectively	533	549
Additional paid-in capital	—	5,382
Retained earnings	248,491	219,276
Accumulated other comprehensive income	8	13
Total shareholders’ equity	249,032	225,220
Total liabilities and shareholders’ equity	$474,851	$381,765

Select Comfort Announces Third-quarter 2014 Results – Page 6 of 9

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited - in thousands)
subject to reclassification

	Nine Months Ended
	September 27, 2014	September 28, 2013
Cash flows from operating activities:
Net income	$49,027	$53,656
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,579	22,199
Stock-based compensation	4,294	3,058
Net loss (gain) on disposals and impairments of assets	115	(10)
Excess tax benefits from stock-based compensation	(754)	(3,088)
Deferred income taxes	(4,306)	4,288
Changes in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	(14,195)	1,717
Inventories	(8,552)	(5,069)
Income taxes	9,883	7,114
Prepaid expenses and other assets	(4,146)	(5,144)
Accounts payable	27,359	11,029
Customer prepayments	13,847	97
Accrued compensation and benefits	17,318	(5,607)
Other taxes and withholding	4,484	1,504
Warranty liabilities	953	(1,218)
Other accruals and liabilities	10,929	5,556
Net cash provided by operating activities	135,835	90,082

Cash flows from investing activities:
Purchases of property and equipment	(58,377)	(57,820)
Proceeds from sales of property and equipment	5	117
Investments in marketable debt securities	(58,403)	(26,041)
Proceeds from maturities of marketable debt securities	38,237	31,973
Acquisition of business	—	(15,500)
Investment in non-marketable equity securities	—	(3,000)
Increase in restricted cash	(500)	—
Net cash used in investing activities	(79,038)	(70,271)

Cash flows from financing activities:
Net decrease in short-term borrowings	(7,499)	(4,567)
Repurchases of common stock	(31,480)	(32,054)
Proceeds from issuance of common stock	1,631	7,108
Excess tax benefits from stock-based compensation	754	3,088
Net cash used in financing activities	(36,594)	(26,425)
Net increase (decrease) in cash and cash equivalents	20,203	(6,614)
Cash and cash equivalents, at beginning of period	58,223	87,915
Cash and cash equivalents, at end of period	$78,426	$81,301

Select Comfort Announces Third-quarter 2014 Results – Page 7 of 9

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
Percent of sales:
Retail	92.2%	90.7%	90.8%	89.2%
Direct and E-Commerce	5.8%	6.1%	6.1%	6.7%
Wholesale/other	2.0%	3.2%	3.1%	4.1%
Total	100.0%	100.0%	100.0%	100.0%

Sales change rates:
Retail comparable-store sales	16%	(1%)	9%	(5%)
Direct and E-Commerce	18%	(6%)	5%	(8%)
Company-Controlled comparable sales change	16%	(1%)	9%	(5%)
Net opened/closed stores	8%	7%	7%	6%
Total Company-Controlled Channel	24%	6%	16%	1%
Wholesale/other	(23%)	55%	(14%)	31%
Total	23%	7%	14%	2%

Stores open:
Beginning of period	451	413	440	410
Opened	13	16	46	43
Closed	(4)	(6)	(26)	(30)
End of period	460	423	460	423

Other metrics:
Average sales per store ($ in 000's)[1]	$2,216	$2,102
Average sales per square foot[1]	$1,007	$1,131
Stores > $1 million net sales[1]	98%	97%
Stores > $2 million net sales[1]	50%	47%
Average revenue per mattress unit[2]	$3,733	$3,304	$3,600	$3,207

[1] Trailing twelve months for stores open at least one year.
[2] Represents Company-Controlled Channel total net sales divided by Company-Controlled Channel mattress units.

Select Comfort Announces Third-quarter 2014 Results – Page 8 of 9

SELECT COMFORT CORPORATION AND SUBSIDIARIES
Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)
(in thousands)

We define earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") as net income plus: income tax expense, interest expense, depreciation and amortization, stock-based compensation and asset impairments. Management believes Adjusted EBITDA is a useful indicator of our financial performance and our ability to generate cash from operating activities. Our definition of Adjusted EBITDA may not be comparable to similarly titled definitions used by other companies. The table below reconciles Adjusted EBITDA, which is a non-GAAP financial measure, to the comparable GAAP financial measure:

	Three Months Ended		Trailing-Twelve Months Ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
Net income	$23,554	$20,259	$55,452	$66,151
Income tax expense	11,888	10,514	28,418	34,629
Interest expense	10	14	40	53
Depreciation and amortization	10,125	7,774	37,095	26,932
Stock-based compensation	2,259	1,067	5,467	3,796
Asset impairments	28	48	153	126
Adjusted EBITDA	$47,864	$39,676	$126,625	$131,687

Free Cash Flow
(in thousands)

	Three Months Ended		Trailing-Twelve Months Ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
Net cash provided by operating activities	$86,257	$53,939	$133,858	$93,072
Subtract: Purchases of property and equipment	18,611	20,724	77,368	72,597
Free cash flow	$67,646	$33,215	$56,490	$20,475

Note - Our Adjusted EBITDA calculation and our "free cash flow" data are considered non-GAAP financial measures and are not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles

Select Comfort Announces Third-quarter 2014 Results – Page 9 of 9

SELECT COMFORT CORPORATION AND SUBSIDIARIES
Reported to Adjusted Statements of Operations Data Reconciliations
(in thousands, except per share amounts)

	Three Months Ended
	September 27, 2014	September 28, 2013
	As Reported	As Reported	CEO Transition Benefit(1)	As Adjusted
Operating income	$35,346	$30,699	$(143)	$30,556
Other income, net	96	74	—	74

Income before income taxes	35,442	30,773	(143)	30,630
Income tax expense(2)	11,888	10,514	(49)	10,465
Net income	$23,554	$20,259	$(94)	$20,165

Net income per share –
Basic	$0.44	$0.37	$0.00	$0.37
Diluted	$0.44	$0.36	$0.00	$0.36

Basic Shares	53,271	54,854	54,854	54,854
Diluted Shares	53,971	55,748	55,748	55,748

	Nine Months Ended
	September 27, 2014	September 28, 2013
	As Reported	As Reported	CEO Transition Benefit(1)	As Adjusted
Operating income	$73,859	$81,033	$(534)	$80,499
Other income, net	276	243	—	243

Income before income taxes	74,135	81,276	(534)	80,742
Income tax expense(2)	25,108	27,620	(183)	27,437
Net income	$49,027	$53,656	$(351)	$53,305

Net income per share –
Basic	$0.91	$0.98	$(0.01)	$0.97
Diluted	$0.90	$0.96	$(0.01)	$0.95

Basic Shares	53,677	54,992	54,992	54,992
Diluted Shares	54,358	55,990	55,990	55,990
___________________
(1) In February 2012, we announced that William R. McLaughlin, then President and CEO, would retire from the Company effective June 1, 2012. In recognition of Mr. McLaughlin’s contributions, the Compensation Committee approved the modification of Mr. McLaughlin’s currently unvested stock awards, including performance-based stock awards. The performance-based stock awards are subject to applicable adjustments through 2014 based on actual performance versus performance targets. For the three and nine months ended September 28, 2013, we recorded non-cash compensation benefits of $0.1 million and $0.5 million, respectively, resulting from performance-based stock award adjustments.

(2) Reflects effective income tax rates, before discrete adjustments of 34.3% for 2013.

Note - Our "as adjusted" data is considered a non-GAAP financial measure and is not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates year-over-year comparisons for investors and financial analysts.

GAAP - generally accepted accounting principles